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                    CHESAPEAKE UTILITIES CORPORATION AND SUBSIDIARIES
                                   EXHIBIT 12
                       RATIO OF EARNINGS TO FIXED CHARGES


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
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FOR THE YEARS ENDED DECEMBER 31,                               2000          1999          1998
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
Income from continuing operations                           $  7,489,201  $  8,270,986  $  5,302,586
Add:
     Income taxes                                              4,496,592     4,684,247     3,225,744
     Portion of rents representative of interest factor          217,179       162,278       130,717
     Interest on indebtedness                                  4,398,266     3,351,741     3,256,415
     Amortization of debt discount and expense                   111,122       117,966       123,335
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EARNINGS AS ADJUSTED                                        $ 16,712,360  $ 16,587,218  $ 12,038,797
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FIXED CHARGES
     Portion of rents representative of interest factor     $    217,179  $    162,278  $    130,717
     Interest on indebtedness                                  4,398,266     3,351,741     3,256,415
     Amortization of debt discount and expense                   111,122       117,966       123,335
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FIXED CHARGES                                               $  4,726,567  $  3,631,985  $  3,510,467
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RATIO OF EARNINGS TO FIXED CHARGES                                  3.54          4.57          3.43
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